Exhibit 3.143

ARTICLES OF INCORPORATION

OF

GOLD CROSS AMBULANCE, INC.

HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65401

The undersigned natural person of more than twenty-one years of, age, for the purpose of forming a corporation under the General and Business Corporation Law of Missouri, adopts the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Gold Cross Ambulance, Inc.

ARTICLE TWO

The address of the corporation’s initial registered office in this State is: 1507 South Noland Road, Independence, Missouri 64055; and the name of its initial registered agent at such address is: Norman Humphrey Jr.

ARTICLE THREE

The aggregate number, class and par value of shares which the corporation shall have authority to issue shall be Ten Thousand (10,000) shares of stock, each and every share to be of a par value of Ten Dollars ($10.00); all shares to be of one and the same class, with the same rights and privileges and shall have full voting rights.

ARTICLE FOUR

Shareholders shall be denied pre-emptive rights to acquire additional shares.

ARTICLE FIVE

The name and address of the sole incorporator is as follows: Norman Humphrey Jr., 1507 South Noland Road, Independence, Missouri 64055.

ARTICLE SIX

The number of directors to constitute the Board of Directors is two (2). Thereafter, the number of directors shall be fixed by or in the manner provided in the By-Laws of the corporation, and any changes in the Board of Directors shall be reported to the Secretary of State within thirty (30) calendar days of such change.

The persons to constitute the first Board of Directors are:

Larry Parish
Gloria Parish

ARTICLE SEVEN

The duration of the corporation is perpetual.

ARTICLE EIGHT

The corporation is formed for the following purposes:

1. To own, conduct, operate, maintain and carry on the business of an ambulance service, to provide emergency medical care, to deal in the sale and rental of sickroom equipment and medical supplies, and to do all acts incident to the said business.

2. To engage in, conduct and carry on in all its various branches and details, the business of importing, exporting, trading, exchanging, handling, negotiating, bartering, bargaining, buying, selling, marketing, distributing, and generally without limit to deal and traffic in all kinds of goods, wares, and merchandise and to exercise in respect thereto all the rights, powers and privileges of owner, broker, agent, sub-agent, or consignee, and to do all lawful things necessary, expedient, or convenient to be done in connection therewith or in aid thereof.

3. To buy, sell, deal in, lease, operate, hold or; improve, and own real estate, and the fixtures and personal property incidental thereto or connected therewith, and with that end in view, to acquire by purchase, lease, hire; or otherwise, lands, tenements, hereditaments, or interests therein, and to improve the same, and generally to hold; manage, deal with, and improve the property of the company and to sell, lease, mortgage, pledge or otherwise dispose of the lands, tenements, and hereditaments and other property of the company

4. To acquire and take over any business or undertaking carried on, upon, or in connection with any land or buildings which the company may desire to acquire as aforesaid, or become interested in, and the whole or any of the assets and liabilities of such undertaking, and to carry on the same, or to dispose of, remove, or put an end thereto, or otherwise deal with the same as may be expedient.

5. To borrow money for its corporate purposes; to make and issue bonds, debentures, promissory notes, shares of its capital stock and other obligations, or either or any thereof, as evidence of its indebtedness so created, or in payment for property, real, mixed or personal, purchased or acquired by it, for services rendered, labor done, or for any lawful purpose or object in and about its business; to negotiate and sell its certificates and to contract for the payment of moneys in the future for such consideration to this corporation and such terms and conditions as in the judgment of its Board of Directors may be expedient and for the best interests of this corporation and its stockholders, and to mortgage, pledge, transfer in trust, hypothecate, or to otherwise encumber or impose charges or liens upon all or any of its property, real, personal, or mixed, wheresoever situate, to secure any bonds, debentures, promissory notes, certificates, or contracts, and any other obligations made, issued or incurred by it, whether as principal or as such surety or guarantor aforesaid, or both.

6. To purchase, hold and sell and transfer the shares of its own capital stock; to retire or redeem the shares of its own capital stock; provided it shall not use its funds or property for the purchase, retirement, or redemption of its own shares of capital stock when such use would cause any impairment of its capital other than reduction thereof and provided further that shares of its own capital stock belonging to it shall not be voted either directly or indirectly.

7. To have one or more offices within as well as without the State of Missouri, and in addition to the business, objects and purposes herein stated, to do anything necessary, suitable, useful, expedient, or convenient for the carrying on of any of said businesses; for the accomplishment of any object or purpose; or the exercise of any power herein set forth, or which at any time shall appear to be beneficial to the corporation in connection therewith; and to do any and all of the things herein set forth, and which at any time shall appear to be beneficial, either alone or jointly with others, and to the same extent and as fully as a natural person might or could do in the State of Missouri or elsewhere:

(i) In general, to carry on any other business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Missouri upon corporations formed under the General and Business Corporation Laws of the State of Missouri; and to do any and all of the things hereinbefore set forth, to the same extent as natural persons might or could do;

(ii) The several clauses contained in this statement of purpose shall be construed both as purposes and powers, and the statements contained in each clause shall, except where otherwise expressed, be no wise limited or restricted by reference to or inference from the terms of any other clause or clauses, but shall be regarded as independent purposes and powers; the business or purposes of this corporation are from time to time to do any one or more of the acts and things herein set forth, and it is hereby expressly provided that the enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes or powers of this corporation.

IN WITNESS WHEREOF, these Articles of. Incorporation have been signed this 28th day of December, 1976.

/s/ Norman Humphrey Jr.
Norman Humphrey Jr.

STATE OF MISSOURI	)
ss
COUNTY OF JACKSON	)

I, the undersigned, a Notary Public, do hereby certify that on the 28th day of December, 1976, personally appeared before me Normam Humphrey Jr., who being first duly by me, declared that he is the person who signed the foregoing documents as incorporator, and that the statements therein contained are true.

/s/ Rebecca L. Harz
Notary Public

My Commission Expires:

May 6, 1977

STATE OF MISSOURI

James C. Kirpatrick, Secretary of State

Corporation Division

Statement of Change of Registered Agent or Registered Office

by Foreign or Domestic Corporations

INSTRUCTIONS

There is no fee for filing this statement. It must be filed in TRIPLICATE (all copies signed and notarized).

The statement should be sealed with the corporate seal. If it does not have a seal, write “no seal” where the seal would otherwise appear.

The registered office may be, but need not be, the same as the place of business of the corporation, but the registered office and the business address of the agent must be the same. The corporation cannot act as its own registered agent.

Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State. These forms are available upon request from the Office of the Secretary of State.

To SECRETARY OF STATE

Jefferson City, Missouri	Charter No. 188426

The undersigned corporation, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent or its registered office, or both, in Missouri as provided by the provisions of “The General and Business Corporation Act of Missouri,” represents that:

1. The name of the corporation is Gold Cross Ambulance, Inc.

2. The name of its PRESENT registered agent (before change) is Norman Humphrey Jr.

3. The name of the new registered agent is Norman Humphrey Jr.

4. The address, including street number, if any, of its PRESENT registered office (before change) is 1507 S. Noland Road, Independence, MO 64055

5. Its registered office (including street number, if any change is to be made) is hereby CHANGED TO 123 West Kansas, Independence, MO 64050

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by resolution duly adopted by the board of directors.

IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its PRESIDENT OR VICE-PRESIDENT. attested by its SECRETARY; OR ASSISTANT SECRETARY this 19 day of June A.D. 1981.

GOLD CROSS AMBULANCE INC.
NAME OF CORPORATION

	By	/s/ David Hanaway
PRESIDENT OR VICE-PRESIDENT

(Corporate Seal)

Attest:

/s/ X
SECRETARY OR ASSISTANT SECRETARY

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

I, Frances Heman, a Notary Public, do hereby certify that on the 19th day of June A.D. 1981 personally appeared before me David S. Hanaway who declares he is a President or Vice-President of the corporation, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notary Seal)

/s/ Frances Heman
NOTARY PUBLIC

My term expires 10-1-84

STATE OF MISSOURI

James C. Kirpatrick, Secretary of State

Corporation Division

APPLICATION FOR RESCINDING FORFEITURE

HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO. 65101

WHEREAS, the charter of Gold Cross Ambulance, Inc., a corporation organized or qualified under the laws of Missouri on the 30th day of December, 1976, as forfeited on the 1st day of January, 1981 under the provisions of the General Business laws of Missouri, the undersigned, the last Secretary/(President, Vice President, Secretary or Treasurer), Treasurer hereby requests that such forfeiture be rescinded and herewith submits the following affidavit, a fee of ($50.00 minimum), $50.00 and such reports or documentation as may be required by the office of the Secretary of State to rescind the forfeiture pursuant to Section 351.540 RSMo 1969.

AFFIDAVIT

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

Mary H. Berkowitz, on his oath, first being duly sworn, states that he is the last Secretary/Treasurer (President, Vice President, Secretary or Treasurer) of Gold Cross Ambulance, Inc., a Missouri corporation; that he is acting as one of and on behalf of the statutory trustees, that the trustees have caused the correction of the condition or conditions giving rise to the forfeiture; that said corporation has not evaded or attempted to evade service of process issued from any court of this State; that it has not attempted to conceal from the general public the location of its principal place of business in this State, nor the address of its President or Secretary, so that the ordinary process of law could not be served upon it; that is has paid to the Missouri Department of Revenue all state taxes which it may owe.

/s/ Mary H. Berkowitz
(The last President, Vice President,
Secretary or Treasurer)
Mary H. Berkowitz

Subscribed and sworn to before me this 17th day of August, 1981

My Commission expires January 8, 1984.

/s/ Susan J. Wayman
(Notary Public)

STATE OF MISSOURI

JAMES C. KIRKPATRICK, Secretary of State

CORPORATION DIVISION

APPLICATION FOR RESCINDING FORFEITURE

HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778
JEFFERSON CITY, MO. 65102

WHEREAS, the charter of Gold Cross Ambulance, Inc., a corporation organized or qualified under the laws of Missouri on the 30th day of December, 1976, was forfeited on the 1st day of January, 1986 under the provisions of the General Business laws of Missouri, the undersigned, the last Secretary/Treasurer (President, Vice President, Secretary or Treasurer), hereby requests that such forfeiture be rescinded and herewith submits the following affidavit, a fee of $50.00 ($50.00 minimum), and such reports or documentation as may be required by the office of the Secretary of State to rescind the forfeiture pursuant to Section 351.540 RSMo 1978.

AFFIDAVIT

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

Mary H. Berkowitz, on his oath, first being duly sworn, states that he is the last Secretary/Treasurer (President, Vice President, Secretary or Treasurer) of Gold Cross Ambulance, Inc., a Missouri corporation; that he is acting as one of and on behalf of the statutory trustees, that the trustees have caused the correction of the condition or conditions giving rise to the forfeiture; that said corporation has not evaded or attempted to evade service of process issued from any court of this State; that it has not attempted to conceal from the general public the location of its principal place of business in this State, nor the address of its President or Secretary, so that the ordinary process of law could not be served upon it; that is has paid to the Missouri Department of Revenue all state taxes which it may owe.

/s/ Mary H. Berkowitz
(The last President, Vice President,
Secretary or Treasurer)

Subscribed and sworn to before me this 6th day of May, 1986

Commission expires March 6, 1989.

/s/ Debra J. Kolb
(Notary Public)

STATE OF MISSOURI

Judith K. Moriarty, Secretary of State

P.O. Box 778, Jefferson City, MO 65102

Corporation Division

ARTICLE MERGER

(To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

(1)          That Gold Cross Ambulance, Inc. of Missouri.

(2)          That GCA Acquisition, Inc. of Missouri.

(3)          That (None) are hereby merged and that the above named Gold Cross Ambulance, Inc. is the surviving corporation.

(4)          That the Board of Directors of Gold Cross Ambulance, Inc. (Name of Corporation), met on November 2, 1994 and by resolution adopted by written consent of the sole director approved the Plan of Merger set forth in these articles.

(5)          That the Board of Directors of GCA Acquisition, Inc. (Name of Corporation) met on November 1, 1994 and by resolution adopted by written consent of the sole director approved the Plan of Merger set forth in these articles.

(6)          That the Board of Directors (None) (Name of Corporation) met on                        and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles.

(7)          The Plan of Merger thereafter was approved by written consent of sole shareholder Gold Cross Ambulance, Inc. dated November 1994 at 1006 Grand Ave. Kansas City, MO and at such meeting there were 502 shares entitled to vote and 502 voted in favor and 0 voted against said plan.

(8)          The Plan of Merger thereafter was approved by written consent of the shareholder GCA Acquisition, Inc. held on November 1, 1994 at 67 Batterymarch St., Boston, MA and 100 shares entitled to vote and 100 voted in favor and 0 voted against said plan.

(9)          The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of None held on                    at                   and at such meeting there were                    shares entitled to vote and                    voted in favor and                    voted against said plan.

(10)    PLAN OF MERGER

1.               Gold Cross Ambulance, Inc. of Missouri is the survivor.

2.               All of the property, rights, privileges, leases and parents of the GCA Acquisition, Inc. Corporation and (None) Corporation are to be transferred to and become the property of Gold Cross Ambulance, Inc., the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments. and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

3.               The officers and board of directors of Gold Cross Ambulance, Inc. shall continue in office until their successors are duly elected and qualified under the provisions of the by-laws of the surviving corporation.

4.               The outstanding shares of GCA Acquisition, Inc. shall be exchanged for shares of Gold Cross Ambulance, Inc. on the following basis:

100 shares $.01 par value for 100 shares $10.00 par value of the Surviving Corporation.

5.               The outstanding shares of (None) shall be exchanged for shares of                      on the following basis:

6.               The articles of incorporation on of the survivor are not amended as follows:

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

CORPORATE SEAL		Gold Cross Ambulance, Inc.

		By	/s/ Michael C. Willig, President
(Its President and Vice President)

ATTEST:

By:	/s/ X
Its Secretary or Assistant Secretary

CORPORATE SEAL		GCA Acquisition, Inc.

		By	/s/ Michael J. McClymont
(Its President or Vice President)
ATTEST:

By:	/s/ Thomas L. Little
Its Secretary or Assistant Secretary

CORPORATE SEAL
(Name of Corporation)

By
(Its President or Vice President)

ATTEST:

By
Its Secretary or Assistant Secretary

State of Missouri	)
) ss.
County Of Jackson	)

I, Nancy P. Dickinson, a Notary Public, do hereby certify that on the 2nd day of November, 1994, personally appeared before me Michael C. Willig who being by me first duly sworn, declared that he is the President of Gold Cross Ambulance, Inc. that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

/s/ Nancy P. Dickinson
Notary Public

My commission expires

State Of Missouri	)
) ss.
County Of Jackson	)

I, Nancy P. Dickinson, a Notary Public, do hereby certify that on the 2nd day of November, 1994, personally appeared before me Michael J. McClymont who being by me first duly sworn, declared that he is the Vice-President of GCA Acquisition, Inc. that he signed the foregoing documents as                      of the corporation, and that the statements therein contained are true.

(NotarIAL Seal)

/s/ Nancy P. Dickinson
Notary Public

My commission expires

State of	)
) ss.
County of	)

I,                                                                                                                                                          , a Notary Public, do hereby certify that on the                                    day of                            , 19    , personally appeared before me                          who being by me first duly sworn, declared that he is the                                              of                                                            that he signed the foregoing documents as                                                            of the corporation, and that the statements therein contained are true.

(Notarial Seal)

Notary Public

My commission expires

The Secretary of State’s Office makes every effort to provide program accessibility to all citizens without regard to disability. If you desire this publication in alternate form because of a disability, please contact the Director of Publications, P.O. Box 778, Jefferson City, Mo. 65102; phone (314) 751-1814. Hearing-impaired citizens may contact the Director by phone through Missouri Relay (800-735-2966). The Corporations Division also maintains a Telecommunications Device for the Deaf (TDD) at (314) 526-3599.

STATE OF MISSOURI

Rebecca McDowell, Cook, Secretary of State

P.O. Box 778, Jefferson City, Mo. 65102

Corporation Division

Amendment of Articles of Incorporation

(To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.               The present name of the Corporation is Gold Cross Ambulance, Inc. The name under which it was originally organized was Gold Cross Ambulance, Inc.

2.               An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on March 1, 1995.

3.               Article Number One is amended to read as follows:

THE NAME OF THE CORPORATION IS MEDEVAC MEDICAL RESPONSE, INC.

(If more than one article is to be amended or more space is needed attach fly sheet.)

4.               Of the 100 shares outstanding, 100 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares

Common	100

5.               The number of shares voted for and against the amendment was as follows:

Class	Number of Outstanding Shares	No Voted Against

Common	100	0

6.               If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

7.               If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

IN WITNESS WHEREOF, the undersigned, Thomas L. Little, President has executed this instrument and its Secretary, Robert E. Duncan II has affixed its corporate seal hereto and attested said seal on the 1st day of March, 1995.

Place CORPORATE SEAL Here (If no seal, state “None”)

Gold Cross Ambulance, Inc. Name of Corporation

ATTEST:

/s/ Robert E. Duncan II	By	/s/ Thomas L. Little
Its Secretary or Assistant Secretary		President or Vice President

STATE OF KANSAS	)
) ss.
COUNTY OF SHAWNEE	)

I, Kerry E. Butterfield, a Notary Public, do hereby certify that on the 1st day of March, 1995, personally appeared before me Thomas L. Little who, being by me first duly sworn, declared that he is the President of Gold Cross Ambulance, Inc. that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

/s/ Kerry E. Butterfield
Notary Public

My commission expires 9-12-98

STATE OF MISSOURI

Rebecca McDowell, Cook, Secretary of State

P.O. Box 778, Jefferson City, Mo. 65102

Corporation Division

Statement of Change of Registered Agent

or Registered Office

INSTRUCTIONS

1.               The filing fee for this change is $10.00. Change must be filed in DUPLICATE.

2.               P.O. Box may only be used in conjunction with Street, Route or Highway.

3.               Agent and address must be in the State of Missouri.

4.               If a corporation, officers (president or vice president and secretary or assistant secretary) must sign, and president’s or vice president’s signature must be notarized.

5.               If limited partnership, general partner must sign and have their signature notarized.

Charter No. 00188426

The undersigned corporation or limited partnership, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent “The General and Business Corporation Act of Missouri,” or the “Missouri Uniform Limited Partnership Law,” represents that:

(1)          The name of the corporation/ltd. partnership is: Medevac Medical Response, Inc.

(2)          The name of its registered agent before this change is: C. Robert Buckley

(3)          The name of the new registered agent is: Busch Registered Agent, Inc.

(4)          The address, including street number, if any, of its registered office before this change is: 311 West Kansas, Independence, MO 64050

(5)          Its registered office (including street number, if any change is to be made) is hereby CHANGED TO: 235 East High, Suite 300, Jefferson City, MO 65101

(6)          The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

(7)          Such change was authorized by resolution duly adopted by the board of directors of the corporation or by the limited partnership.

IN WITNESS WHEREOF, the undersigned corporation or limited partnership has caused this report to be executed in its name by its President or Vice President of the corporation, or General Partner of the limited partnership, and attested to by the assistant secretary if a corporation on the 31st day of July, 1995.

Medevac Medical Response, Inc. Name of corporation or limited partnership

(CORPORATE SEAL)
If no seal, state “none”

	By	/s/ Thomas L. Little
President or Vice President of corporation
or
General Partner of limited partnership

Attest:

/s/ Robert E. Duncan II
Secretary or Assistant Secretary of corporation

State Of Kansas	)
) ss.
County Of Shawnee	)

I, Kerry E. Butterfield, a Notary Public, do hereby certify that on the 31st day of July, 1995, personally appeared before me Thomas L. Little who declares he/she is the President or Vice President of the corporation, or a General Partner of the limited partnership, executing the foregoing documents, and being first duly sworn, acknowledged he/she signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notarial Seal)
/s/ Kerry E. Butterfield
Notary Public

My commission expires 9-12-98

STATE OF MISSOURI

Rebecca McDowell, Cook, Secretary of State

P.O. Box 778, Jefferson City, MO 65102

Corporation Division

Statement of Change of Registered Agent

or Registered Office

INSTRUCTIONS

1.               The filing fee for this change is $10.00. Change must be filed in DUPLICATE.

2.               P.O. Box may only be used in conjunction with Street, Route or Highway.

3.               Agent and address must be in the State of Missouri.

4.               If a corporation, officers (president or vice president and secretary or assistant secretary) must sign, and president’s or vice president’s signature must be notarized.

5.               If limited partnership, general partner must sign and have their signature notarized.

Charter No. 00188426

The undersigned corporation or limited partnership, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent “The General and Business Corporation Act of Missouri,” or the “Missouri Uniform Limited Partnership,” represents that:

(1)          The name of the corporation/ltd. partnership is: Medevac Medical Response, Inc.

(2)          The name of its registered agent before this change is: Husch Registered Agent, Inc.

(3)          The name of the new registered agent is: SNR Registered Agent Services, Inc.

(4)          The address, including street number, if any, of its registered office before this change is: 235 East High, Suite 300, Jefferson City, Missouri 65101

(5)          Its registered office (including street number, if any change is to be made) is hereby CHANGED TO: 4520 Main, Suite 1100, Kansas City, Missouri 64111

(6)          The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

(7)          Such change was authorized by resolution duly adopted by the board of directors of the corporation or by the limited partnership.

IN WITNESS WHEREOF, the undersigned corporation or limited partnership has caused this report to be executed in its name by its President or Vice President of the corporation, or General Partner of the limited partnership, and attested to by the assistant secretary if a corporation on the                day of                  , 19

Medevac Medical Response, Inc. Name of corporation or limited partnership

(CORPORATE SEAL)
If no seal, state “none”

	By	/s/ David Bingaman
President or Vice President of corporation
or
General Partner of limited partnership

Attest:

/s/ Tom C. Nelson
Secretary or Assistant Secretary of corporation

STATE OF Colorado	)
) ss.
COUNTY OF Arapahoe	)

I, Michelle B. Pate, a Notary Public, do hereby certify that on the 30 day of September, 1996, personally appeared before me David A. Bingaman who declares he/she is the President or Vice President of the corporation, or a General Partner of the limited partnership, executing the foregoing documents, and being first duly sworn, acknowledged he/she signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notarial Seal)	/s/ Michelle B. Pate
Notary Public

My commission expires 7-21-97

STATE OF MISSOURI

Rebecca McDowel, Cook, Secretary of State

P.O. Box 778, Jefferson City, Mo. 65102

Corporation Division

Statement of Change of Registered Agent

or Registered Office

INSTRUCTIONS

1.               The filing fee for this change is $10.00. Change must be filed in DUPLICATE.

2.               P.O. Box may only be used in conjunction with Street, Route or Highway.

3.               Agent and address must be in the State of Missouri.

4.               If a corporation, officers (president or vice president and secretary or assistant secretary) must sign, and president’s or vice president’s signature must be notarized.

5.               If limited partnership, general partner must signed and have their signature notarized.

Charter No. 00188426

The undersigned corporation or limited partnership, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent “The General and Business Corporation Act of Missouri,” or the “Missouri Uniform Limited Partnership Law,” represents that:

(1)          The name of the corporation/ltd. partnership is: Medevac Medical Response, Inc.

(2)          The name of its registered agent before this change is: SNR Registered Agent Services

(3)          The name of the new registered agent is: THE CORPORATION COMPANY

(4)          The address, including street number, if any, of its registered office before this change is: 4520 Main, Suite 1100, Kansas City, MO 64111

(5)          Its registered office (including street number, if any change is to be made) is hereby CHANGED TO: 7733 Forsyth Blvd., Clayton, Missouri 63105

(6)          The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

(7)          Such change was authorized by resolution duly adopted by the board of directors of. the corporation or by the limited partnership.

IN WITNESS WHEREOF, the undersigned corporation or limited partnership has caused this report to be executed in its name by its President or Vice President of the corporation, or General Partner of the limited partnership, and attested to by the assistant secretary if a corporation on the 13 day of March, 1997.

Medevac Medical Response, Inc. Name of corporation or limited partnership

(CORPORATE SEAL)
If no seal, state “none”

	By	/s/ William George
President or Vice President of corporation
or
General Partner of limited partnership William George, Vice President

Attest:

/s/ David C. Colby,
Secretary or Assistant Secretary of corporation

David C. Colby, Assistant Secretary

State Of Colorado	)
) ss.
County Of Arapahoe	)

I, Sheri Kilgore, a Notary Public, do hereby certify that on the 13 day of March, 1997, personally appeared before me William George who declares he/she is the President or Vice President of the corporation, or a General Partner of the limited partnership, executing the foregoing documents and being first duly sworn, acknowledged he or she signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notary Seal)

/s/ Sheri Kilgore
Notary Public

My commission expires 4-2-2000

STATE OF MISSOURI

Rebecca McDowell Cook, Secretary of State

P.O. Box 778, Jefferson City, Mo. 65102

Corporation Division

Statement of Change of Business Office

of a Registered Agent

Instructions

1.               The filing fee for this change is $10.00. Change must be filed in DUPLICATE.

2.               P.O. Box may only be used in conjunction with Street, Route or Highway.

3.               Agent and address must be in the State of Missouri.

4.               The corporation or limited partnership cannot act as its own registered agent. The registered agent should sign in his individual name, unless the registered agent is a corporation, in which case the execution should be by proper officers.

Charter No. 00188426

The undersigned registered agent, for the purpose of changing its business office in Missouri as provided b y the provisions of “The General and Business Corporation Act in Missouri,” or the “Missouri Uniform Limited Partnership Law,” represents that:

1.               The name of the corporation/limited. partnership is MEDEVAC MEDICAL RESPONSE, INC.

2.               The name of this registered agent before this change is: The Corporation Company

3.               The address, including street number, if any, of the present business office of the registered agent is 7733 Forsyth Blvd., Clayton, Missouri 63105

4.               The address, including street number, if any, of the business office of the registered agent is hereby changed to 120 Central Avenue, Clayton, Missouri 63105.

5.               Notice in writing of the change has been mailed by the registered agent to the corporation/limited partnership named above.

6.               The address of the registered office of the corporation/limited partnership named above and the business office of the registered agent, as changed, is identical.

(The following should be executed only if the registered agent is a natural person)

IN WITNESS WHEREOF, the undersigned registered agent has caused this report to be executed this                                                                                                                  day of                                                                                                                                                     , 19

Signature of Registered Agent

State of	)
) ss.
County of	)

On this                                   day of                                      , in the year 19 , before me,                                , a Notary Public in and for said state, personally appeared                             known to me to be the                 person who executed the within Statement of Change of Business Office and acknowledged to me that executed the same for the purposes therein stated.

(Notarial Seal)

Notary Public

My commission expires

(The following should be executed only if the registered agent is a corporation)

IN WITNESS WHEREOF, the undersigned registered agent has caused this report to be executed in its name by, its president or vice president, attested by its secretary or assistant secretary this 27th day of March, 1998.

The Corporation Company Name of Corporation

(Corporate Seal) None If no seal, state “none”
	By	/s/ Kenneth J. Uva
President or Vice President

Attest:

/s/ Marie Hauer
Secretary or Assistant Secretary

State of New York	)
) ss.
County of New York	)

On this 27th day of March in the year 1998, before me Theresa Alfieri, a Notary Public in and for said state, personally appeared Kenneth J. Uva, Vice President, The Corporation Company known to me to be the person who executed the within Statement of Change of Business Office on behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

/s/ Theresa Alfieri
Notary Public

(Notarial Seal)	My commission expires 12/31/99

State of Missouri
Robin Carnahan, Secretary of State
Corporations Division
P.O. Box 778 / 600 W. Main Street, Ran 322
Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.               This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.               There is a $10.00 fee for filing this statement.

3.               P.O. Box may only be used in conjunction with a physical street address.

4.               Agent and address must be in the State of Missouri.

5.               The corporation may not act as its own agent.

Charter No. 00188426

(1)          The name of the business entity is: MEDEVAC MEDICAL RESPONSE, INC.

(2)          The address, including street and number, of its present registered office (before change) is:

120 South Central Avenue, Clayton, MO 63105
Address	City/State/Zip

(3)          The address, including street and number, of its registered office is hereby changed to:

221 Bolivar Street, Jefferson City, MO 65101
Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)          The name of its present registered agent (before change) is: The Corporation Company

(5)          The name of the new registered agent is: CSC - Lawyers Incorporating Service Company

Authorized signature of new registered agent must appear below:

/s/Elizabeth A. Dawson	Elizabeth A. Dawson, Asst. Vice President
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)          The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)          The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/Todd Zimmerman,	Todd Zimmerman
Authorized signature of officer or, if applicable, chairman of the board Printed Name

EVP	3/8/06
Title	month/day/year

Name and address to return filed document:

Corporation Service Company

Name: Attn: Elizabeth A. Dawson

Address: 2711 Centerville Road, Suite 400

City, State, and Zip Code: Wilmington, DE 19808

STATEMENT OF CORRECTION

1.  The name of the corporation is Medevac Medical Response, Inc. (Charter #00188426).

2.  The corporation was organized in Missouri on December 30, 1976.

3.  Type of document being corrected is the Amendment of Articles of Incorporation which was filed with the Missouri Secretary of State on September 23, 2011.

4.  Describe the incorrect statement and the reason for the correction:

Due to a clerical error, the wrong Amendment of Articles of Incorporation was filed.  Article Six is hereby corrected to read as Attachment A.

There are no amendments to Articles Seven thru Eleven of the Articles of Incorporation by virtue of the Amendment of Articles of Incorporation that was filed on September 23, 2011.

In affirmation thereof, the facts state above are true and correct.

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Craig A. Wilson	Craig A. Wilson	Secretary	9/23/11
Signature	Printed Name	Title	Date

Attachment A

ARTICLE SIX

A.                                   Actions Involving Directors and Officers.  The corporation shall indemnify each person who at any time is serving or has served as a director or an officer of the corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the corporation, or service at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent permitted by law.  Without limiting the generality of the foregoing, the corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of such services against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

B.                                     Actions Involving Employees or Agents.

1.                                       The corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person who at any time is serving or has served as an employee or agent of the corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the corporation, or service at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted by law or to such lesser extent as the corporation, in its discretion, may deem appropriate.  Without limiting the generality of the foregoing, the corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of such services against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

2.                                       To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

C.                                     Determination of Right to Indemnification in Certain Circumstances.  Any indemnification required under Section A of this Article or authorized by the corporation under Section B of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in or established pursuant to this Article.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

D.                                    Advance Payment of Expenses.  Expenses incurred by a person who is or was a director or an officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director or an officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in or pursuant to this Article.

E.                                      Not Exclusive.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Bylaws of the corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

F.                                      Indemnification Agreements Authorized.  Without limiting the other provisions of this Article, the corporation is authorized from time to time, without further action by the shareholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law.  Any such agreement entered into by the corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

G.                                     Standard of Conduct.  Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article) from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.  The corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the corporation.

H.                                    Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was otherwise serving on behalf or at the request of the corporation in any such capacity, or arising out of his status as such, whether or not the corporation is obliged to or would have the power to indemnify him against such liability under the provisions of this Article; provided, that the obtaining of any such insurance shall not give rise to any right to indemnification for any director, officer, employee or agent except as otherwise specified herein, in the Bylaws of the corporation, or by separate agreement with the corporation.

I.                                         Certain Definitions.  For the purposes of this Article:

1.                                       Any director or officer of the corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the corporation, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director, officer or employee at the request of the corporation, unless the Board of Directors of the corporation shall determine otherwise.  In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the corporation, the Board of Directors of the corporation may determine whether such service is or was at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service.

2.                                       References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

3.                                       The term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan.

J.                                        Survival.  Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Notwithstanding any other provision in these Articles of Incorporation, indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the corporation.

K.                                    Amendment.  The affirmative vote of the holders of record of outstanding shares representing at least a majority of all of the outstanding shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article, notwithstanding the fact that a lesser percentage may be specified by the laws of Missouri.